Exhibit 10.1

AGREEMENT

This Agreement (“Agreement”) is entered into by and between Park City Group, Inc., a Nevada corporation (the “Company”), Randall K. Fields (“RKF”) and Fields Management, Inc., a Utah Corporation (“Fields”), as of the 1st day of July 2016.
Recitals:
A.
This Agreement is entered into in order to amend the terms and conditions of that certain Services Agreement between Fields and the Company dated effective July 1, 2013 (the “Services Agreement”) as amended, and that certain Employment Agreement between RKF and Company dated effective July 1, 2013 (the “Employment Agreement”) as amended; and
B.
This Agreement will alter the vesting schedules of currently existing stock grants held by Fields and RKF
Agreements:

Now, Therefore, in consideration of the mutual covenants and promises contained in, and the mutual benefits to be derived from this Agreement, and for other good and valuable consideration, the Company, RKF and Fields agree as follows:
1.
Section 2. Term of the Services. of the Services Agreement shall be amended to extend the Term one (1) year and shall read as follows:
This Agreement shall be effective as of July 1, 2013 (the “Effective Date”) and continue pursuant to the terms hereof until the 30th day of June 2021 (the “Initial Term”), unless sooner terminated pursuant to the terms hereof or extended at the sole discretion of the Company’s Board of Directors. The Initial Term and any subsequent terms will automatically renew for additional one year periods unless, six months prior to the expiration of the then current term, either party gives notice to the other that the Agreement will not renew for an additional term. In the event of such written notice being timely provided by the Company, Fields shall not be required to perform any responsibilities or duties to the Company during the final two months of the then-existing term. In such event, the Company will remain obligated to Fields for all compensation and other benefits set forth herein and in any written modifications hereto.
2.
Section 2. Term of the Employment. shall be amended to extend the Initial Term one (1) year and shall read as follows:
The employment of Employee by the Company will continue pursuant to the terms of this Agreement effective as of July 1, 2013 and end on the 30th day of June, 2021 (the “Initial Term”), unless sooner terminated pursuant to the terms hereof or extended at the sole discretion of the Company’s Board of Directors. The Initial Term and any subsequent terms will automatically renew for additional one year periods unless, six months prior to the expiration of the then current term, either party gives notice to the other that the Agreement will not renew for an additional term. In the event of such written notice being timely provided by the Company, Employee shall not be required to perform any responsibilities or duties to the Company during the final two months of the then-existing term. In such event, the Company will remain obligated to Employee for all compensation and other benefits set forth herein and in any written modifications hereto.
3.
The stock grant awarded to Fields pursuant to Subsection 4(h) of the Services Agreement shall be amended such that the balance as of the date hereof of the unvested stock in the amount of 480,000 shares will be issued according to a pro-rata seven year vesting schedule beginning on and the first issuance of which shall be on July 1, 2018.
4.
The stock grant awarded to Fields pursuant to Subsection 4(h) of that certain Services Agreement dated as of July 1, 2008 shall be amended such that the balance of the unvested stock as of the date hereof in the amount of 240,000 shares will be issued according to a pro-rata three year vesting schedule beginning on and the first issuance of which shall be on July 1, 2018.
5.
The stock grants awarded to Fields and RKF dated as of February 18, 2011 shall be amended such that the balance of the unvested stock as of the date hereof in the amount of 56,743 shares will be issued according to a pro-rata two year vesting schedule beginning on and the first issuance of which shall be on July 1, 2018.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

Park City Group, Inc., a Nevada corporation	FIELDS MANAGEMENT, INC., a Utah corporation

/s/ Edward Clissold	By: /s/Randall K. Fields

Name, Title: Edward Clissold, General Counsel	Name: Randall K. Fields, President

/s/Randall K. Fields Randall K. Fields